UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 22, 2011

Lapolla Industries, Inc.
(Exact name of Registrant as Specified in its Charter)

Delaware	001-31354	13-3545304
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Intercontinental Business Park
15402 Vantage Parkway East, Suite 322, Houston, Texas  77032
(Address of Principal Executive Offices and Zip Code)

(281) 219-4700
(Registrant's Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

LAPOLLA INDUSTRIES, INC.
FORM 8-K
FEBRUARY 22, 2011

(i)

SECTION 1 - REGISTRANT'S BUSINESS AND OPERATIONS

Item 1.01.  Entry into a Material Definitive Agreement

1.	Agreement with Jay C. Nadel

On February 22, 2011, an agreement was entered into by and between Lapolla Industries, Inc. (the “Company” or “Lapolla”) and Jay C. Nadel, a member of the Board of Directors ("Board"), wherein Mr. Nadel became a consultant to, as well as Vice Chairman of, the Company ("Nadel Agreement"), for a period of 3 years.  Pursuant to the terms of the Nadel Agreement, Mr. Nadel is to perform such consulting and advisory services, within Nadel’s area of expertise, as may be requested by Richard J. Kurtz, Chairman of the Board (“Chairman”) or the Company, in consultation with the Chairman and Douglas J. Kramer, President and CEO. Such services include business development and planning, assisting management on strategic initiatives and other items as requested by the Chairman or the Company in consultation with the Chairman.

The Company and Mr. Nadel acknowledged that, independent of the arrangement contemplated under this Agreement, Mr. Nadel currently serves as a member of the Board and, effective February 22, 2011, will serve as Vice Chairman of the Board, and the services contemplated under this Agreement and the compensation to be paid to Nadel for such services, are separate and apart from, and independent of, Mr. Nadel’s responsibilities as a Board member and the compensation paid to him in such capacity, which as of the current date consists of cash compensation of $2,500 per quarter.  Additionally, any equity compensation previously granted by the Company to Mr. Nadel pursuant to any other plan or arrangement of the Company, or any agreement pursuant thereto, shall remain in full force and effect as existing prior to the signing of this Agreement.

As compensation for the services to be rendered under this Agreement, the Company agreed to pay Mr. Nadel $16,667 per month. As additional compensation for the services to be rendered under this Agreement, the Company agreed to issue Mr. Nadel 2,100,000 shares of restricted common stock of the Company, $0.01 par value per share, and the Chairman, Richard J. Kurtz agreed to issue Mr. Nadel 2,900,000 shares of his restricted common stock of the Company, $0.01 par value per share (collectively, the “Shares”). The Shares vest monthly on a pro-rata basis over a 3 year period on the last day of each calendar month during the period commencing February 22, 2011 and ending January 31, 2014, with an additional pro-rata number of shares vesting on February 21, 2014. The Company further agreed that following the issuance of the Shares, the interests of Mr. Nadel as a shareholder of the Company will not be diluted below his then current percentage ownership interest in the total outstanding capital stock of the Company, except as a result of  the issuance of shares of stock (i) in exchange for a capital investment in the Company; or (ii) pursuant to the grant of awards under the Company’s Equity Incentive Plan, effective as of July 12, 2005 (amended May 1, 2008).

Under the Agreement, the Shares become immediately 100% vested upon: (i) a Change in Control (as defined below); (ii) the Company ceases to be a fully reporting company with the Securities and Exchange Commission; or (iii) the Company’s termination of the Agreement for reasons unrelated to Mr. Nadel’s failure to perform services hereunder in the contemplated manner. However, in the event that Mr. Nadel elects to terminate the Agreement or the Company elects to terminate the Agreement as a result of Mr. Nadel’s failure to perform services hereunder in the contemplated manner, Mr. Nadel shall forfeit and return to the Company any Shares that have not vested in accordance with this Section as of the effective date of the termination of this Agreement.

For purposes of this Agreement, "Change in Control" means an Ownership Change Event (as defined below) or series of related Ownership Change Events (collectively, a "Transaction") in which the stockholders of the Company immediately before the Transaction do not retain immediately after the Transaction, direct or indirect beneficial ownership of fifty percent (50%) or more of the total combined voting power of the outstanding voting securities of the Company, or in the event of an Ownership Change Event, the entity to which the assets of the Company were transferred.  An “Ownership Change Event” shall be deemed to have occurred if any of the following occurs with respect to the Company: (i) the direct or indirect sale or exchange by the stockholders of the Company of all or substantially all of the voting stock of the Company; (ii) a merger or consolidation in which the Company is a party; (iii) the sale, exchange, or transfer of all or substantially all of the assets of the Company (other than a sale, exchange or transfer to one or more subsidiaries of the Company); or (iv) a liquidation or dissolution of the Company.  The sole exception to a Change in Control and an Ownership Change Event as described above shall be any Change in Control or Ownership Change Event that may result from the death or incapacity of Kurtz wherein his interest is transferred to his heirs only.  In such event, for the purposes hereof, no Change in Control or Ownership Change Event shall be deemed to have occurred.

This Agreement was approved by a majority of the five disinterested directors (directors having no interest in the Agreement) of the Board.

Refer to Exhibit 10.1 for the full text of the Agreement.  See also Section 3 and Section 5 below for additional information.

SECTION 3 - SECURITIES AND TRADING MARKETS

Item 3.02.  Unregistered Sales of Equity Securities

1.	Exchange of Restricted Common Stock of Chairman for Series D Preferred Stock

In connection with the Agreement described in Section 1.01 above, the Chairman agreed to provide 2,900,000 shares of his restricted common stock to meet the number of Shares (described above and defined in the Agreement) requirement thereunder. As a result, the Company exchanged an aggregate of 1,653 shares of its Series D Preferred Stock, par value $1.00, with a stated value of $1,000 per share, accruing dividends at 10% per annum, for the 2,900,000 shares provided by the Chairman under the Agreement to reimburse him for the aggregate value of $1,653,000 (calculated by taking the 2,900,000 shares of common stock times the closing price of the Company's common stock as traded on the over-the-counter bulletin board of $.57 per share on February 22, 2011).

See also Section 1 above and Section 5 below for additional information.

SECTION 5 - CORPORATE GOVERNANCE AND MANAGEMENT

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

1.	Corporate Governance Matters

(a)	Change in Composition of Audit Committee and Audit Committee Financial Expert

In connection with the Agreement described in Section 1.01 above, Mr. Nadel, upon approval of his Agreement and effective February 22, 2011 (by definition, Mr. Nadel was no longer an independent director based on his consulting and Vice Chairman of the Board capacities), resigned as Chairperson of the Audit Committee and as the Company's Audit Committee Financial Expert, and Augustus J. Larson, an existing Board member and member of the Audit Committee both since January 16, 2007, was immediately appointed Chairperson of the Audit Committee and as the Company's Audit Committee Financial Expert. The Board affirmatively resolved that Mr. Larson meets the Audit Committee Financial Expert guidelines based on his 28 years of financial experience, as well as his more than 4 years serving on the Company's Audit Committee.

(b)	Change in Composition of Compensation Committee

In connection with the Agreement described in Section 1.01 above, Mr. Nadel, upon approval of his Agreement and effective February 22, 2011 (by definition, Mr. Nadel was no longer an independent director based on his consulting and Vice Chairman of the Board capacities), resigned as a member of the Compensation Committee.

See also Section 1 and Section 3 above for additional information.

SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01.  Financial Statements and Exhibits

(d)	Exhibits

See Index of Exhibits.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: February 28, 2011	LAPOLLA INDUSTRIES, INC.

	By:	/s/ Michael T. Adams, EVP
Michael T. Adams
Executive Vice President

INDEX OF EXHIBITS

Exhibit Number	Description

10.1	Agreement dated February 22, 2011 between Jay C. Nadel and Lapolla Industries, Inc.